                                                                    Exhibit 99.1

                           REVOLVING CREDIT AGREEMENT


                                     BETWEEN



                            R. G. BARRY CORPORATION,

                                       AS

                                    BORROWER,

                                       AND


                          THE HUNTINGTON NATIONAL BANK,

                                       AS

                                     LENDER.




                                DECEMBER 27, 2002

                                          TABLE OF CONTENTS

SECTION 1.        COMMITMENT ......................................................1
        1.1       Basic Commitment Terms ..........................................1
        1.2       Commitment Limitations  .........................................1
        1.3       Borrowing Base...................................................1

SECTION 2.        REPRESENTATIONS AND WARRANTIES...................................2
        2.1       Organization, Corporate Power, etc ..............................2
        2.2       Litigation ......................................................2
        2.3       Financial Condition .............................................2
        2.4       Title to Properties .............................................2
        2.5       Liabilities .....................................................2
        2.6       Investments .....................................................3
        2.7       Renegotiation of Government Contracts ...........................3
        2.8       Taxes ...........................................................3
        2.9       ERISA ...........................................................3
        2.10      Use of Proceeds .................................................3
        2.11      Compliance with Law .............................................3
        2.12      Government Consent ..............................................4
        2.13      Legal and Binding Obligation ....................................4
        2.14      Investment Company Act ..........................................4
        2.15      Locations of Business............................................4

SECTION 3.        CERTAIN DEFINITIONS .............................................4
        3.1       "Affiliate" .....................................................4
        3.2       "Alternate Base Rate" ...........................................5
        3.3       "Business Day" ..................................................5
        3.4       "Capitalized Lease" .............................................5
        3.5       "Capitalized Lease Obligation" ..................................5
        3.6       "Commitment".....................................................5
        3.7       "Consolidated Current Liabilities................................5
        3.8       "Consolidated Net Income"........................................5
        3.9       "Consolidated Net Interest Expense"..............................5
        3.10      "Consolidated Net Tangible Assets" ..............................5
        3.11      "Consolidated Tangible Net Worth"................................5
        3.12      "Consolidated Total Assets" .....................................6
        3.13      "Current Debt"...................................................6
        3.14      "Debt"...........................................................6
        3.15      "Default"........................................................6
        3.16      "Dollars" and "$"................................................6
        3.17      "Domestic Loans".................................................6

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
        3.18      "Eligible Accounts"..............................................6
        3.19      "Eligible Inventory".............................................7
        3.20      "Eurodollar Interest Rate".......................................8
        3.21      "Eurodollar Loans"  .............................................8
        3.22      "Event of Default"...............................................8
        3.23      "Federal Funds Rate".............................................8
        3.24      "Funded Debt"....................................................8
        3.25      "GAAP"...........................................................8
        3.26      "Guaranties".....................................................8
        3.27      "Interest Period"................................................9
                  3.27.1 ..........................................................9
                  3.27.2 ..........................................................9
        3.28      "Investment".....................................................9
        3.29      "LIBOR" .........................................................9
        3.30      "LIBOR Business Day" ...........................................10
        3.31      "Lien"..........................................................10
        3.32      "Loan" or "Loans"...............................................10
        3.33      "Loan Document".................................................10
        3.34      "Metropolitan Agreement"........................................10
        3.35      "Net Income"....................................................11
        3.36      "Note" or "Notes" ..............................................11
        3.37      "Permitted Investments" ........................................11
                  3.37.1..........................................................11
                  3.37.2..........................................................11
                  3.37.3..........................................................11
                  3.37.4..........................................................11
                  3.37.5..........................................................11
                  3.37.6..........................................................11
                  3.37.7..........................................................11
                  3.37.8..........................................................11
        3.38      "Person" .......................................................12
        3.39      "Prime Rate" ...................................................12
        3.40      "Subsidiary" ...................................................12
        3.41      "Termination Date" .............................................12

SECTION 4.        BORROWING PROVISION.............................................12
        4.1       Amount of Revolving Credit......................................12
        4.2       Evidence of Loans Made Under Revolving Credit ..................13
        4.3       Loan and Commitment Fees .......................................13
        4.4       Conversion of Loans ............................................13
        4.5       Prepayment .....................................................14
        4.6       Termination or Reduction Options ...............................14
        4.7       Interest Payment Dates .........................................14

        4.8       Payment Method .................................................14
        4.9       No Setoff or Deduction .........................................15
        4.10      Payment on Non-Business Day; Payment Computations ..............15

SECTION 5.        SECURITY .......................................................15

SECTION 6.        CONDITIONS OF LENDING ..........................................15
        6.1       Opinion of Counsel for the Borrower ............................15
        6.2       Supporting Documents ...........................................16
        6.3       No Default .....................................................16
        6.4       Delivery of Note and Security Agreement.........................16

SECTION 7.        PROVISIONS RELATING TO EURODOLLAR LOANS ........................16
        7.1       Additional Costs ...............................................17
        7.2       Additional Eurocurrency Reserves ...............................17
        7.3       Limitations of Requests and Elections ..........................18
        7.4       Illegality and Impossibility ...................................18
        7.5       Indemnification ................................................18
        7.6       Survival of Obligations ........................................19

SECTION 8.        AFFIRMATIVE COVENANTS ..........................................19
        8.1       Financial Statements ...........................................19
        8.2       Out of Pocket Expenses .........................................20
        8.3       Compliance with Statutes; Payment of Taxes .....................20
        8.4       Insurance ......................................................20
        8.5       Corporate Existence ............................................20
        8.6       ERISA ..........................................................20
        8.7       Books and Records ..............................................21
        8.8       Inspection of Books and Records ................................21
        8.9       Notification by Borrower .......................................21
        8.10      Amendments to Metropolitan Agreement ...........................21
        8.11      Notice of Claims ...............................................21
        8.12      Restriction on Consolidated Assets..............................21
        8.13      Resting of Loan.................................................22

SECTION 9.        NEGATIVE COVENANTS .............................................22
        9.1       Limitations on Debt.............................................22
                  9.1.1 ..........................................................22
                  9.1.2 ..........................................................22
                  9.1.3...........................................................22
                  9.1.4...........................................................22
                  9.1.5...........................................................22
                  9.1.6...........................................................22


                  9.1.7...........................................................22
        9.2       Maintenance of Consolidated Tangible Net Worth .................23
        9.3       Restricted Payments ............................................23
        9.4       Capital Expenditures............................................23
        9.5       Liens ..........................................................23
                  9.5.1...........................................................23
                  9.5.2...........................................................23
                  9.5.3...........................................................23
                  9.5.4...........................................................24
                  9.5.5...........................................................24
                  9.5.6...........................................................24
        9.6       Restrictions on Subsidiaries ...................................24
                  9.6.1 ..........................................................24
                  9.6.2 ..........................................................24
                  9.6.3...........................................................24
        9.7       Disposition of Assets ..........................................25
                  9.7.1 ..........................................................25
                  9.7.2 ..........................................................25
                  9.7.3 ..........................................................25
        9.8       Transactions with Affiliates ...................................25
        9.9       Restrictions on Borrower .......................................25
                  9.9.1 ..........................................................25
                  9.9.2 ..........................................................25
        9.10      Permitted Investments ..........................................26
        9.11      Limitation on Restrictive Covenants ............................26
        9.12      Loan, Advances and Purchases of Stock ..........................26
                  9.12.1..........................................................26
                  9.12.2..........................................................26
        9.13      EBITDA..........................................................26
        9.14      Interest Coverage...............................................27
        9.15      Cash Flow Leverage..............................................27

SECTION 10.       FURTHER ASSURANCE ..............................................27

SECTION 11.       TAXES AND STAMPS ...............................................27

SECTION 12.       [INTENTIONALLY OMITTED] ........................................27

SECTION 13.       DEFAULT ........................................................28
        13.1      Events of Default ..............................................28
                  13.1.1..........................................................28
                  13.1.2..........................................................28
                  13.1.3..........................................................28


                  13.1.4..........................................................28
                  13.1.5..........................................................28
                  13.1.6..........................................................29
                  13.1.7..........................................................29
                  13.1.8..........................................................29
                  13.1.9..........................................................29
                  13.1.10 ........................................................29
        13.2.     Remedies .......................................................30
                  13.2.1 .........................................................30
                  13.2.2 .........................................................30
                  13.2.3..........................................................30

SECTION 14.       MISCELLANEOUS ..................................................31
        14.1      Amendments, Etc. ...............................................31
        14.2      Notices ........................................................31
        14.3      Conduct No Waiver; Remedies Cumulative .........................31
        14.4      Reliance on and Survival of Various Provisions .................31
        14.5      Expenses .......................................................31
                  14.5.1 .........................................................32
                  14.5.2 .........................................................32
        14.6      Successors and Assigns .........................................32
        14.7      Assignment to Federal Reserve Banks ............................32
        14.8      Counterparts ...................................................32
        14.9      Governing Law, Consent to Jurisdiction and Waiver of Immunity ..32
        14.10     Waiver of Jury Trial ...........................................33
        14.11     Headings .......................................................33
        14.12     Construction of Certain Provisions .............................33
        14.13     Integration and Severability ...................................33
        14.14     Usury ..........................................................34

                             EXHIBITS AND SCHEDULES



Exhibit A - Form of Revolving Credit Note
Exhibit B - Metropolitan Agreement
Exhibit C - Form of Written Notice of Loan Conversion
Exhibit D - Form of Officer's Compliance Certificate
Exhibit E - Form of Monthly Borrowing Base Calculation

Schedule 2.1 - Corporate Structure of Borrower and Subsidiaries
Schedule 2.2 - Pending Litigation Against Borrower and its Subsidiaries
Schedule 2.4 - Liens on Property and Assets of Borrower and its Subsidiaries
Schedule 2.15 - Business Locations of Borrower and its Subsidiaries
Schedule 9.1 - Existing Debt
Schedule 9.3 - Permitted Payments
Schedule 9.6 - Existing Subsidiary Debt

                           REVOLVING CREDIT AGREEMENT


         THIS REVOLVING CREDIT AGREEMENT (this "Agreement"), is made and entered into to be effective on December 27, 2002, by and between R. G. BARRY CORPORATION, an Ohio corporation (hereinafter called the "Borrower"), and THE HUNTINGTON NATIONAL BANK, a national banking association (hereinafter called the "Bank");

         The Borrower and the Bank hereby agree as follows:

SECTION I.  COMMITMENT.

         1.1. BASIC COMMITMENT TERMS. The Borrower has applied to the Bank for revolving credit loans up to an aggregate principal amount of $32,000,000, the proceeds of which are to be used by the Borrower for general corporate purposes, including, without limitation, seasonal financing of inventory and accounts receivable. The Bank is willing to make such loans to the Borrower upon the terms and subject to the conditions hereinafter set forth up to a maximum aggregate principal amount not in excess of $32,000,000 (said amount being hereinafter called the "Commitment" of the Bank). Notwithstanding anything to the contrary contained in any Note evidencing the Loan, the principal amount advanced by the Bank pursuant to the Note held by the Bank shall not exceed the amount of the Bank's Commitment.

         1.2. COMMITMENT LIMITATIONS. Notwithstanding the foregoing, during the following periods in each year occurring during the term of this Agreement, the Commitment of the Bank shall be in an amount equal to the lesser of the following amounts or the amount to which the Commitment has been reduced pursuant to Section 4.6 hereof.

                  PERIOD                                      COMMITMENT
                  ------                                      ----------

                  From 1/1 through 1/31                       $3,000,000
                  From 2/1 through 4/30                       $12,000,000
                  From 5/1 through 10/31                      $32,000,000
                  From 11/1 through 12/31                     $27,000,000

         1.3 BORROWING BASE. Notwithstanding the foregoing provisions of Sections 1.1 and 1.2, the aggregate principal balance of the Loans at any time outstanding shall not exceed the lesser of (a) the Commitment of the Bank, reduced as provided in Section 1.2 and (b) the Borrowing Base (as hereinafter defined). As used herein, "Borrowing Base" shall mean the sum of (i) 80% of the Company's Eligible Accounts plus (ii) 40% of the Company's Eligible Inventory.


SECTION 2.  REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Bank:

         2.1 ORGANIZATION, CORPORATE POWER, ETC. Each of the Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated, and each has the corporate power and authority to own its property and to carry on its business as now being conducted and each is duly qualified (or is in the process of becoming qualified) and where qualified, is in good standing, to do business in every jurisdiction where such qualification is necessary, except where failure to qualify would not have a material adverse effect upon the financial condition, business or operations of the Borrower and its Subsidiaries, taken as a whole. The Borrower has the corporate power to execute, deliver and perform this Agreement, to borrow hereunder and to execute and deliver the Note herein referred to and to do so will not violate any laws, rules, regulations, orders or decrees, its Articles of Incorporation or Code of Regulations or any other agreement or instrument to which it is a party.
SCHEDULE 2.1 attached hereto sets forth the corporate structure of the Borrower and all Subsidiaries, including, in each instance, (i) the jurisdiction of incorporation of each Subsidiary; and (ii) ownership of the shares of each Subsidiary.

         2.2 LITIGATION. Except as set forth in SCHEDULE 2.2 attached hereto, there is no litigation or proceeding pending against the Borrower, or any Subsidiary of the Borrower, nor to the knowledge of the officers of the Borrower or its Subsidiaries threatened, which, if decided adversely to the Borrower or any such Subsidiary, would have a material adverse effect upon the financial condition, business or operations of the Borrower and its Subsidiaries, taken as a whole.

         2.3 FINANCIAL CONDITION. The audited financial statements of the Borrower for the fiscal year ended December 29, 2001, certified by KPMG, LLP, independent certified public accountants, and the unaudited financial statements for the fiscal quarter ended September 28, 2002, fairly reflect the financial condition of the Borrower and each Subsidiary and the results of their operations as of the dates and for the periods stated, and no material adverse change in the financial condition, business or operations of the Borrower and its Subsidiaries, taken as a whole, has occurred since the dates of such financial statements and interim statements. Such financial statements are consolidated statements and have been prepared in accordance with generally accepted accounting principles.

         2.4 TITLE TO PROPERTIES. Each of the Borrower and each Subsidiary has good and marketable title to its property and assets. Such property and assets of the Borrower and its Subsidiaries are not subject to a mortgage or lien except as shown on SCHEDULE 2.4 attached hereto except for current property taxes not yet due.

         2.5 LIABILITIES. The Borrower and its Subsidiaries have no liabilities, direct or contingent, except (i) those disclosed in the audited financial statements and unaudited statements referred to in Section 2.3 above, and (ii) those incurred in the ordinary course of business since the dates of such reports and unaudited statements referred to in Section 2.3 above, having in the aggregate no materially adverse effect on the financial condition, business or operations of the Borrower and its Subsidiaries, taken as a whole.

         2.6 INVESTMENTS. The Borrower and its Subsidiaries have made no material investments in, advances to or Guaranties of the obligations of any corporation, individual or other entity except those disclosed in the unaudited statements referred to in Section 2.3 above and the Permitted Investments.

         2.7 RENEGOTIATION OF GOVERNMENT CONTRACTS. The Borrower and its Subsidiaries are not subject to the renegotiation of any government contract in any material amount.

         2.8 TAXES. The Borrower and its Subsidiaries have filed all required federal, state and local tax returns and paid all required federal, state and local taxes as they have become due. Federal income taxes have been audited through 1994, and no material. claims have been assessed and are unpaid with respect to such taxes except as shown in the audited financial statements or unaudited financial statements referred to in Section 2.3 above.

         2.9 ERISA. The Borrower and its Subsidiaries (i) have made prompt payment of all contributions required to meet the minimum funding standards set forth in Sections 302 and 305 of the Employee Retirement Income Security Act of 1974 as amended from time to time ("ERISA") with respect to any employee benefit plan ("plan"), and (ii) have not:

                  (a) engaged in any "Prohibited Transaction", as that term is defined in Section 406 of ERISA for which there is no exemption under
         Section 408 of ERISA, or

                  (b) terminated any such plan in a manner which would result in the imposition of a lien on the property of the Borrower pursuant to
         Section 4068 of ERISA.

         2.10 USE OF PROCEEDS. The proceeds of all borrowings hereunder will be used for general corporate purposes, but not directly or indirectly to purchase or to carry any margin stock as defined by Regulation U of the Board of Governors of the Federal Reserve System, and the Borrower is not in the business of extending credit to purchase or carry margin stock.

         2.11 COMPLIANCE WITH LAW. The Borrower and its Subsidiaries are not in violation of, whether foreign or domestic, any laws, ordinances, governmental rules, regulations, judgments or agreements to which they are subject and have not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of their properties or to the conduct of their businesses, which violation or failure to obtain might materially and adversely affect the business, prospects, properties or condition (financial or otherwise) of the Borrower.

         2.12 GOVERNMENT CONSENT. Neither the nature of the Borrower or its Subsidiaries, or of their businesses or properties, nor any relationship between the Borrower or its Subsidiaries and any other entity or person, nor any circumstance in connection with the execution of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Borrower or its Subsidiaries as a condition to the execution, delivery, performance, validity or enforceability of this Agreement (including as to each borrowing hereunder), the Note and documents contemplated herein.

         2.13 LEGAL AND BINDING OBLIGATION. (i) The Board of Directors of the Borrower has duly authorized the execution, delivery and performance of this Agreement and the Note and this Agreement and the Note will constitute valid and binding obligations of the Borrower enforceable in accordance with their terms; and (ii) the execution of this Agreement, the Note and related documents and compliance by the Borrower with all the provisions of this Agreement are within the corporate powers of the Borrower, are legal and will not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any lien or encumbrance upon any property of the Borrower under the provisions of, any agreement, charter instrument, bylaw or other instrument to which the Borrower is a party or by which it is bound.

         2.14 INVESTMENT COMPANY ACT. None of the Borrower or any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         2.15 LOCATIONS OF BUSINESS. SCHEDULE 2.15 attached to this Agreement sets forth each place of business in the United States (including without limitation any location at which personal property of such entity is stored or located) for the Borrower and each Subsidiary.


SECTION 3.  CERTAIN DEFINITIONS.

         As used herein the following words and terms shall have the following meanings, respectively:

         3.1 "Affiliate" means any Person which, directly or indirectly, controls or is controlled by or is under common control with the Borrower or a Subsidiary or which beneficially owns or holds or has the power to direct the voting power of 5% or more of the voting stock of the Borrower or a Subsidiary or which has 5% or more of its voting stock (or, in the case of a Person which is not a corporation, 5% or more of its equity interest) beneficially owned or held, directly or indirectly, by the Borrower or a Subsidiary, and any director or officer of the Borrower or its Subsidiaries. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlled by" and "under common control with" have meanings correlative to the foregoing. Subsidiaries are not included within the definition of Affiliate.

         3.2 "Alternate Base Rate" means, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day or (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

         3.3 "Business Day" means a day other than a Saturday, Sunday or other day on which the Bank is not open for the transaction of substantially all of its banking functions.

         3.4 "Capitalized Lease" means and includes at any time any lease of property, real or personal, which in accordance with GAAP would at such time be required to be capitalized on a balance sheet of the lessee.

         3.5 "Capitalized Lease Obligation" means at any time the capitalized amount of the rental commitment under a Capitalized Lease which in accordance with GAAP would at such time be required to be shown on a balance sheet of the lessee.

         3.6 "Commitment" is defined in Section 1.1.

         3.7 "Consolidated Current Liabilities" means (i) the liabilities of the Borrower and its Subsidiaries that would (determined on a consolidated basis in accordance with GAAP consistently applied) be classified as "current liabilities" on its consolidated balance sheet, (ii) Guaranties by the Borrower of Current Debt of other Persons, and (iii) debt owed to banks.

         3.8 "Consolidated Net Income" means the aggregate of the Net Income of the Borrower and its Subsidiaries, after eliminating all intercompany items and portions of earnings property attributable to minority interests, if any, in the capital stock of such Subsidiaries, all computed and consolidated in accordance with GAAP.

         3.9 "Consolidated Net Interest Expense" means the aggregate of the interest expense of the Borrower and its Subsidiaries less aggregate interest income of the Borrower and its Subsidiaries, all computed and consolidated in accordance with GAAP.

         3.10 "Consolidated Net Tangible Assets" means as of the date of any determination thereof, Consolidated Total Assets as of such date less the sum of
(i) Consolidated Current Liabilities and (ii) assets properly classified as intangible assets in accordance with GAAP.

         3.11 "Consolidated Tangible Net Worth" means as of the date of any determination thereof the sum of all amounts which, in accordance with GAAP, would be included under shareholders' equity plus (to the extent not included in shareholders' equity) preferred stock, as determined on a consolidated basis, on the balance sheet of the Borrower and its Subsidiaries, minus assets properly classified as intangible assets in accordance with GAAP.

         3.12 "Consolidated Total Assets" means, as of the date of any determination thereof, the total amount of all assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP.

         3.13 "Current Debt" of any Person shall mean as of the date of any determination thereof (i) all indebtedness of such Person for borrowed money other than Funded Debt of such Person, and (ii) Guaranties by such Person of Current Debt of others.

         3.14 "Debt" of any Person means (a) all indebtedness, obligations or other liabilities (other than accounts payable and other accrued expenses arising in the ordinary course of business payable on terms customary in the trade, minority interests and deferred tax and compensation and pension plan liabilities) which in accordance with GAAP should be classified as liabilities on the balance sheet of such entity, including, without limitation, all indebtedness (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any securities or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, or (v) in respect of Capitalized Leases; (b) indebtedness secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations; and (c) all indebtedness, obligations or other liabilities in respect of interest rate contracts and currency agreements, net of liabilities owed by the counterparties thereon.

         3.15 "Default" means any event which, with the lapse of time or the giving of notice pursuant to the terms of this Agreement, or both, becomes an Event of Default.

         3.16 "Dollars" and "$" mean the lawful money of the United States of America.

         3.17 "Domestic Loans" means the Loans carrying interest at rates based upon the Alternate Base Rate.

         3.18 "Eligible Accounts" means the portion of the Borrower's accounts arising in the ordinary course of the Borrower's business from the sale of goods or services to an individual, partnership, corporation, limited liability company or other entity (an "Account Debtor") that the Bank determines, in its sole and reasonable discretion, based on credit policies, market conditions, the Borrower's business and other criteria, is eligible for inclusion in the Borrowing Base. An account shall not be deemed an Eligible Account unless such account is evidenced by an invoice or other documentary evidence reasonably satisfactory to the Bank; is unconditionally due and payable in U.S. dollars to the Borrower from the Account Debtor; and meets all the following requirements until it is collected in full: (a) the account is due and payable (in U.S. dollars), exclusive of sales or other taxes, not more than 60 days from the date of the original invoice therefor and is not more than 60 days past-due, or if a special dating program has been approved in writing by the Bank, the account is due and payable on a date permitted by the terms of such dating program and is not past-due; (b) the account arises from the completed performance of a sale of goods and/or related services, does not constitute a progress billing or advance billing, a "bill and hold," guaranteed sale, sale and return, or other repurchase and return basis, and all such goods have been lawfully shipped (or related services provided) and invoiced to the Account Debtor, and upon the Bank's reasonable request, copies of all invoices, together with all shipping documents and delivery receipts evidencing such shipment having been delivered to the Bank; (c) the account does not arise from a contract with any government or agency thereof or from an individual; (d) the account is not subject to any dispute, prior assignment, claim, lien, subrogation rights, security interest, levy or setoff; (e) the account is not subject to any credit, contra account, allowance, adjustment, levy, return of goods, or discount (collectively a "Contra"), provided, however, that unless the Account Debtor has asserted a Contra, if the amount of the account exceeds the amount of the Contra, such excess shall be considered for eligibility if such excess meets all other requirements of this section; (f) the account does not arise from an Affiliate of the Borrower or any Subsidiary; (g) the account does not, when added to all other accounts of the Account Debtor with the Borrower, produce an aggregate indebtedness from the Account Debtor of more than 30% of the total of all the Borrower's Eligible Accounts; (h) the Account Debtor is not subject to bankruptcy, receivership or similar proceedings and is not insolvent; (i) the account is not evidenced by any chattel paper, promissory note, payment instrument or written agreement; (j) the account does not arise from an Account Debtor whose mailing address is located outside the United States unless (i) the payment for the goods which give rise to such account is assured by an irrevocable letter of credit received by the Borrower, such letter of credit is from a bank acceptable to the Bank and is in form and substance acceptable to the Bank, and payable in the full amount of the account in United States dollars at a place of payment located within the United States, and the proceeds of such letter of credit have been duly assigned to the Bank, to its satisfaction, or (ii) the aggregate amount of all accounts outstanding of such Account Debtor with its mailing address or chief executive office located outside the United States does not exceed $1,000,000; provided, however, that, for the purposes of this subsection, each of WalMart Mexico and WalMart Canada shall not be deemed an Account Debtor with a mailing address or chief executive office located outside the United States; (k) the account does not arise from an Account Debtor to whom goods are shipped on a "cash on delivery" or C.O.D. basis; (l) the account does not arise from an Account Debtor who has more than 50% of its accounts with the Borrower more than 90 days past due; and (m) the Bank has not notified the Borrower that the account or the Account Debtor is unsatisfactory or unacceptable (although the Bank reserves the right to do so in its sole discretion at any time).

         3.19 "Eligible Inventory" means that portion of the Borrower's inventory, including finished goods and raw materials related to its principal product lines, subject to no Liens, and that the Bank determines in its sole discretion from time to time, based on credit policies, market conditions, the Borrower's business and other matters, is eligible for use in calculating the Borrowing Base. For purposes of determining the Borrowing Base, Eligible Inventory shall not include tooling, work in process, slow moving, obsolete or discontinued inventory, supply items, packaging, or the freight portion of raw materials, inventory in the control of a third Person for processing or storage, consigned inventory or inventory in transit. All inventory shall be valued at the lesser of cost (on a FIFO basis) or market.

         3.20 "Eurodollar Interest Rate" means a rate per annum equal to LIBOR plus two and three-quarters percent (2.75%).

         3.21 "Eurodollar Loans" means the Loans carrying interest at rates based upon the Eurodollar Interest Rate. "Quoted Eurodollar Loans" means Loans carrying interest at rates based upon the London Interbank Offered Rate. "Daily Eurodollar Loans" means Loans carrying interest at rates based upon the Daily London Interbank Offered Rate.

         3.22 "Event of Default" has the meaning specified in Section 13 hereof.

         3.23 "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

         3.24 "Funded Debt" of any Person means (i) indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets or services, in each case having a final maturity of more than one year from the date of creation thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of creation), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) Capitalized Lease Obligations of such Person, (iii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iv) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, and (v) all Guaranties by such Person of Funded Debt of others.

         3.25 "GAAP" means generally accepted accounting principles as in effect at the time of application to the provisions hereof.

         3.26 "Guaranties" by any Person means all obligations of such Person guaranteeing, or in effect guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person (i) to purchase such Debt or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Debt, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Debt, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Debt of the ability of the primary obligor to make payment of such Debt, or (iv) otherwise to assure the owner of such Debt against loss in respect thereof. Guaranties does not include endorsement of instruments for deposit or collection in the ordinary course of business.

         3.27 "Interest Period" means:

                  3.27.1 In the case of Quoted Eurodollar Loans, an initial period commencing, as the case may be, on the day such a Loan shall be made by the Bank, or on the day of conversion of any then outstanding Loan to a Loan of such type, and ending on the date one, two, three or six months thereafter, as the Borrower may elect, provided that (A) any Interest Period with respect to a Quoted Eurodollar Loan that shall commence on the last LIBOR Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last LIBOR Business Day of the appropriate subsequent calendar month; and (B) each Interest Period with respect to a Quoted Eurodollar Loan that would otherwise end on a day which is not a LIBOR Business Day shall end on the next succeeding LIBOR Business Day or, if such next succeeding LIBOR Business Day falls in the next succeeding calendar month, on the next preceding LIBOR Business Day.

                  3.27.2 With respect to Daily Eurodollar Loans and Domestic Loans, an initial period commencing, as the case may be, on the day such a Loan shall be made by the Bank, or on the day of conversion of any then outstanding Loan to a Loan of such type, and ending on the last Business Day of the month in which the Loan is made or converted, and each period thereafter commencing on the first Business Day of each month and ending on the last Business Day of each month.

Notwithstanding the provisions of 3.27.1 and 3.27.2 above, no Interest Period may extend beyond the Termination Date.

         3.28 "Investment" means any loan, advance, extension of credit or contribution of capital or any investment in, or purchase or other acquisition of, stock, notes, debentures or other securities.

         3.29 "LIBOR" means: (a) with respect to any Quoted Eurodollar Loan, the London Interbank Offered Rate, which is the per annum rate of interest at which deposits in Dollars for the related Interest Period and in an aggregate amount comparable to the amount of such Quoted Eurodollar Loan are offered to the Bank by other prime banks in the London interbank market, as determined by the Bank in its discretion based upon reference to information appearing on page LIBOR01, captioned "British Bankers Assoc. Interest Settlement Rates," of the Reuters America Network, a service of Reuters America Inc. (or such other page that may replace that page on that service for the purpose of displaying the London Interbank Offered Rate) or any comparable index selected by the Bank, the obtaining of rate quotations, or any other reasonable procedure, at approximately 11:00 a.m. London, England, time, on the second LIBOR Business Day prior to the first day of the related Interest Period; all as determined by the Bank, such sum to be rounded up, if necessary, to the nearest whole multiple of 1/16 of 1%; and (b) with respect to any Daily Eurodollar Loan, the Daily London Interbank Offered Rate, which is the per annum rate of interest at which deposits in Dollars for a period of one (1) month and in an aggregate amount comparable to the amount of such Daily Eurodollar Loan are offered to the Bank by other prime banks in the London interbank market, as determined daily by the Bank in its discretion on each LIBOR Business Day, or, when determination is made on a day other than a LIBOR Business Day, on the most recently elapsed LIBOR Business Day, based upon reference by the Bank to information appearing on page LIBOR01, captioned "British Bankers Assoc. Interest Settlement Rates," of the Reuters America Network, a service of Reuters America Inc. (or such other page that may replace that page on that service for the purpose of displaying the London Interbank Offered Rate) or any comparable index selected by the Bank, the obtaining of rate quotations, or any other reasonable procedure, such sum to be rounded up, if necessary, to the nearest whole multiple of 1/16 of 1%. The Daily London Interbank Offered Rate shall be adjusted automatically, without notice, on the effective date of each change in such rate.

         3.30 "LIBOR Business Day" means a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

         3.31 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind in respect of such asset. For the purposes hereof, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset.

         3.32 "Loan" or "Loans" means any borrowings by the Borrower from the Bank under Section 4 hereof.

         3.33 "Loan Document" means each document, instrument and agreement executed in connection with this Agreement.

         3.34 "Metropolitan Agreement" means that certain note agreement between the Borrower and Metropolitan Life Insurance Company dated July 5, 1994, with respect to a $15,000,000 extension of credit, a copy of which is attached hereto as EXHIBIT B.

         3.35 "Net Income" means for any period the net income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) of a corporation or other Person for such period determined in accordance with GAAP.

         3.36 "Note" or "Notes" means the Revolving Credit Note as defined in
Section 4.2.

         3.37 "Permitted Investments" means Investments consisting of:

                  3.37.1 loans or advances by the Borrower and its Subsidiaries to Subsidiaries in the ordinary course of business;

                  3.37.2 Investments in corporate debt obligations maturing in one year or less from the date of issuance which, at the time of acquisition by the Borrower or any Subsidiary, are rated "A" or better (or the equivalent) by Standard & Poor's Ratings Group (currently a division of McGraw-Hill, Inc.) or Moody's Investors Service, Inc.;

                  3.37.3 Investments in direct obligations of the United States of America or any agent or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case maturing in twelve months or less from the date of acquisition thereof;

                  3.37.4 Investments in certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $200,000,000;

                  3.37.5 loans or advances in the ordinary course of business to suppliers, officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower or any Subsidiary not exceeding $2,000,000 in the aggregate;

                  3.37.6 receivables arising from the sale of goods and services in the ordinary course of business of the Borrower and its Subsidiaries;

                  3.37.7 other debt Investments by the Borrower and its Subsidiaries not exceeding $5,000,000, maturing in six months or less from the date of issuance thereof; and

                  3.37.8 other Investments by the Borrower and its Subsidiaries not exceeding $1,000,000.

         For purposes of this definition, at any time when a Person becomes a Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

         3.38 "Person" means and includes an individual, a corporation, a partnership, a firm, a joint venture, a limited liability company, a trust, an unincorporated organization or a government or an agency or political subdivision thereof.

         3.39 "Prime Rate" means the prime commercial rate of The Huntington National Bank, as such rate is established and made available from time to time based on its consideration of economic, money market, business and competitive factors, and it is not necessarily the Bank's most favored rate, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.

         3.40 "Security Agreement" is defined in Section 5.

         3.41 "Subsidiary" means any corporation 50% or more of the outstanding voting stock of which at the time is owned directly or indirectly by the Borrower.

         3.42 "Termination Date" means April 30, 2006.


SECTION 4.  BORROWING PROVISION.

         4.1 AMOUNT OF REVOLVING CREDIT. Relying on the foregoing representations and warranties and subject to the agreements and covenants hereinafter contained, the Bank agrees to make Loans (which may be either Domestic Loans, Quoted Eurodollar Loans or Daily Eurodollar Loans, or any combination) to the Borrower, from time to time from the date hereof to the Termination Date, at such times and in such amounts as the Borrower shall request, in the aggregate not in excess of Bank's Commitment or such lesser amount as is determined in accordance with Section 1.3. The Borrower shall give the Bank written or telephonic notice by 12:00 noon, Columbus, Ohio, time, three
(3) Business Days prior to the date of intended borrowing with respect to any Quoted Eurodollar Loan hereunder and written or telephonic notice by 12:00 noon, Columbus, Ohio, time, on the same Business Day with respect to any Daily Eurodollar Loan or Domestic Loan, which notice shall specify the proposed date of borrowing, the amount thereof, whether such loan is to be a Domestic Loan, a Quoted Eurodollar Loan or a Daily Eurodollar Loan, and if a Quoted Eurodollar Loan, the Interest Period selected. The Bank shall notify the Borrower of the relevant Eurodollar Interest Rate at approximately 12:00 noon, Columbus, Ohio, time, two (2) Business Days prior to the date of intended borrowing of any Quoted Eurodollar Loan. The Borrower shall accept or reject such Eurodollar Rate upon such notification, and such acceptance or rejection shall be irrevocable. In the event of rejection such Loan shall be a Daily Eurodollar Loan or Domestic Loan, as elected by the Borrower. Each Loan shall be in the amount of $100,000 or an integral multiple thereof in the case of a Daily Eurodollar Loan or Domestic Loan or in an amount of not less than $1,000,000 and increments of $250,000 thereafter in the case of a Quoted Eurodollar Loan. Notwithstanding the foregoing, the Borrower shall not have outstanding any more than fifteen (15) Quoted

Eurodollar Loans at any one time. The Loans shall be evidenced by Revolving Credit Note (as defined in Section 4.2 hereof).

         4.2 EVIDENCE OF LOANS MADE UNDER REVOLVING CREDIT. All Loans made by the Bank pursuant to the Bank's Commitment shall be evidenced by a promissory note, substantially in the form attached hereto as EXHIBIT A (hereinafter called the "Revolving Credit Note"), payable to the order of the Bank, duly executed on behalf of the Borrower, dated the date of this Agreement. The Bank is hereby authorized by the Borrower to note on the schedule attached to the Revolving Credit Note the date, amount and type of each Loan made to the Borrower, the duration of the related Interest Period if applicable, the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule shall constitute PRIMA FACIE evidence of the information so noted; provided, that failure of the Bank to make any such notation shall not relieve the Borrower of its obligation to repay the outstanding principal amount of any Loan or Loans made to it, all accrued interest thereon and all other amounts payable in accordance with the terms of the Revolving Credit Note or this Agreement. Interest on the Loans evidenced by the Revolving Credit Note shall be payable at the rates specified in Sections
3.2 and 3.20 hereof and on each Interest Payment Date, as hereinafter defined. The terms and conditions of this Agreement are incorporated in the Revolving Credit Note by reference as though the same were written therein.

         4.3 LOAN AND COMMITMENT FEES. The Borrower agrees to pay to the Bank annually in advance on the date of this Agreement and thereafter on each January 1 beginning on January 1, 2004, a loan fee (the "Loan Fee") in an amount equal to one-half of one percent (1/2 of 1%) of the amount of the Commitment. The Borrower further agrees to pay the Bank an annual commitment fee (hereinafter called the "Commitment Fee") of one-half of one percent (1/2 of 1%) per annum (computed on the basis of a 360-day year for the actual number of days elapsed in each computation period) of the average daily unused amount of the Commitment available to Borrower pursuant to Section 1.1 above, taking into consideration the seasonal adjustment pursuant to Section 1.2 above. The Commitment Fee shall commence to accrue on the date hereof through and including the Termination Date, and shall be paid quarterly in arrears on the last day of March, June, September and December in each year commencing March 31, 2003, and on the termination of the Commitment.

         4.4 CONVERSION OF LOANS. The Borrower may elect to continue a Loan as a Quoted Eurodollar Loan, a Daily Eurodollar Loan or a Domestic Loan or convert a Loan of one type to a Loan of another type by giving telephonic notice thereof to the Bank not later than 12:00 noon, Columbus, Ohio, time, three (3) LIBOR Business Days prior to the day on which the continuation of a Quoted Eurodollar Loan or conversion to a Quoted Eurodollar Loan is to be effective, and not later than 12:00 noon, Columbus, Ohio, time, one Business Day prior to the proposed day of conversion of a Quoted Eurodollar Loan to a Daily Eurodollar Loan or Domestic Loan, provided, that an outstanding Quoted Eurodollar Loan may only be converted on the last day of the then current Interest Period with respect to such Loan, and PROVIDED, FURTHER, that upon the continuation or conversion of a Loan such notice shall also specify the Interest

Period (if applicable) to be applicable thereto upon such continuation or conversion. If the Borrower shall fail to timely provide notice with respect to any outstanding Quoted Eurodollar Loan, the Borrower shall be deemed to have elected to convert such Loan to a Domestic Loan on the last day of the Interest Period with respect to such Loan. Telephonic notice shall in each instance be followed within a reasonable period of time by written notice substantially in the form of EXHIBIT C hereto. In the event of any conflict between telephonic and written notice, the telephonic notice shall control to the extent that such notice has been relied upon by the Bank making the applicable Loan.

         4.5 PREPAYMENT. The Borrower may at any time, upon three (3) Business Days prior written notice to the Bank, repay any or all of the Loans without penalty, except that Quoted Eurodollar Loans may only be paid at the end of the applicable Interest Period and the Borrower may not prepay any portion of any Loan as to which an election for a continuation of or a conversion to a Quoted Eurodollar Loan is pending. Any prepayment shall be in the minimum amount of $100,000 or multiples thereof. All partial prepayments under this Section 4.5 shall be accompanied by the payment of all accrued interest. The Borrower shall make such prepayments as are necessary to keep the amounts outstanding to the Bank hereunder within the Commitment limitations identified in Section 1.2 hereof.

         4.6 TERMINATION OR REDUCTION OPTIONS. The Borrower shall have the right at any time prior to the Termination Date, upon three (3) Business Days prior written notice to the Bank, (i) to terminate or reduce permanently the aggregate principal amount of the Commitment of the Bank to make Loans hereunder by written notice to the Bank; PROVIDED that any permanent reduction of the Commitment of the Bank to make Loans must be accompanied by the repayment of any outstanding principal amount in excess of the amount of the Bank's Commitment, as thereby reduced, together with interest accrued thereon; and PROVIDED FURTHER that no such termination or reduction which would require prepayment of any Quoted Eurodollar Loan shall be permitted except at the end of the applicable Interest Period.

         4.7 INTEREST PAYMENT DATES. "Interest Payment Date" shall mean (i) the last day of each Interest Period in the case of each Quoted Eurodollar Loan, except that in the case of any Interest Period that is longer than three (3) months for any such Loan, "Interest Payment Date" shall also include the ninetieth (90th) day of such Interest Period; and (ii) in the case of each Domestic Loan and Daily Eurodollar Loan, the first Business Day of each month.

         4.8 PAYMENT METHOD. All payments to be made by the Borrower hereunder will be made in Dollars and in immediately available funds to the Bank at its address set forth in Section 14.2 hereof not later than 3:00 p.m. Columbus, Ohio time on the date on which such payment shall become due. Payments received after 3:00 p.m. Columbus, Ohio time shall be deemed to be payments made prior to 3:00 p.m. on the next succeeding Business Day. At the time of making each such payment, the Borrower shall specify to the Bank that obligation of the Borrower to which such payment is to be applied, or, in the event that the Borrower fails to so specify or if an Event of Default shall have occurred and be continuing, the Bank may apply such payments to indebtedness due hereunder as it may determine in its sole discretion.

         4.9 NO SETOFF OR DEDUCTION. All payments of principal and interest on the Loans and other amounts payable by the Borrower hereunder shall be made by the Borrower without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority.

         4.10 PAYMENT ON NON-BUSINESS DAY; PAYMENT COMPUTATIONS. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan outstanding hereunder or any other amount due hereunder, becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.


SECTION 5.  SECURITY.

         As security for the Loan, the Borrower shall grant to the Bank a first security interest in all its accounts, inventory, equipment, fixtures and other personal property of every kind and description, whether now owned or hereafter acquired or created by the Borrower, and, at the request of the Bank, the Borrower shall authorize and cause to be executed a security agreement (the "Security Agreement") any and all other documents that the Bank shall require in order to effect the foregoing.


SECTION 6.  CONDITIONS OF LENDING.

         The obligations of the Bank hereunder are subject to the following conditions precedent:

         6.1 OPINION OF COUNSEL FOR THE BORROWER. On or before the date of first borrowing hereunder, the Bank shall have received the favorable written opinion of counsel for the Borrower acceptable to the Bank, addressed to the Bank, and satisfactory to counsel for the Bank (i) confirming the accuracy of the representations and warranties set forth in Section 2.1 hereof (except such confirmation may exclude the Borrower's Subsidiaries and any opinion as to the Borrower's qualification to do business in states other than Ohio), and to the best knowledge of such counsel, confirming the accuracy of the representations and warranties set forth in Sections 2.2, 2.12 and 2.14 hereof and those portions of Section 2.13 hereof not described in Section 6.1

(ii) hereof; (ii) stating that (1) this Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, and (2) each of the Note and the Security Agreement when duly executed and delivered by the Borrower to the Bank in accordance with the provisions hereof, will constitute the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws and to moratorium laws from time to time in effect and to such other exceptions as the Bank may deem acceptable); and (iii) confirming that the terms of this Agreement will not violate any of the terms or conditions of the Metropolitan Agreement.

         6.2 SUPPORTING DOCUMENTS. The Bank shall have received on or before the date of the first borrowing hereunder (i) a copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the borrowings contemplated hereunder and the execution and delivery of the Note provided for herein, (ii) a copy certified by the Secretary of State of Ohio of the Articles of Incorporation of the Borrower; (iii) a copy of the Bylaws or Code of Regulations of the Borrower, certified as true and correct by its secretary or assistant secretary, (iv) a certificate of the secretary or assistance secretary of the Borrower identifying the officers authorized to sign this Agreement and the Note provided for herein and to borrow hereunder, together with samples of each of their signatures, (v) a certificate of good standing as to the Borrower from the Secretary of State of Ohio and of each state in which the Borrower is doing business and required to qualify, and
(vi) such additional documents as counsel for the Bank may reasonably request.

         6.3 NO DEFAULT. Each borrowing hereunder shall constitute a certification by the Borrower that (i) the Borrower and each Subsidiary are in compliance with all of the terms and provisions set forth herein on their part to be observed and performed, (ii) no Default or Event of Default has occurred or is continuing at the time of such borrowing and (iii) each of the representations and warranties made in Section 2 hereof are true and correct with the same effect as though such representations and warranties had been made at the time of such borrowing, except that the representations and warranties made in Sections 2.3 and 2.5 hereof shall be deemed to refer to the last audited financial statements or interim financial statement delivered to the Bank pursuant to Section 8.1 hereof and further excepting that the occurrence of any material adverse change or effect shall be determined by reference to the Borrower's financial condition, business and operations on the date of this Agreement.

         6.4 DELIVERY OF NOTE AND SECURITY AGREEMENT. The Borrower shall have executed and delivered the Note and the Security Agreement to the Bank.


SECTION 7.  PROVISIONS RELATING TO EURODOLLAR LOANS.

         7.1 ADDITIONAL COSTS. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of any such authority (whether or not having the force of law), shall (i) impose taxes on, or affect the basis of taxation of, payments to the Bank of any amounts payable by the Borrower under this Agreement (other than taxes imposed on the overall net income of the Bank by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which the Bank has its principal office), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank, or (iii) shall impose any other condition, requirement or charge with respect to this Agreement, the Note or the Eurodollar Loans (including without limitation any capital adequacy requirement, any requirement which affects the manner in which the Bank allocates capital resources to its commitments or any similar requirement), and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Loan, to reduce the amount of any sum receivable by the Bank thereon, or to reduce the rate of return on the Bank's capital, then the Borrower shall pay to the Bank, from time to time, upon request of the Bank, additional amounts sufficient to compensate the Bank for such increased cost, reduced sum receivable or reduced rate of return to the extent the Bank is not compensated therefor in the computation of the interest rates applicable to the Loans. A detailed statement as to the amount of such increased cost, reduced sum receivable or reduced rate of return, prepared in good faith and submitted by the Bank to the Borrower, shall be conclusive and binding for all purposes, absent manifest error in computation.

         7.2 ADDITIONAL EUROCURRENCY RESERVES. Without limiting the effect of the provisions of Section 7.1 above, the Borrower shall, upon request the Bank, pay to the Bank on each Interest Payment Date with respect to each Eurodollar Loan at any time outstanding, additional amounts for each day upon which the Bank is required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System, which additional amount shall be calculated by the Bank with respect to its outstanding Eurodollar Loans as follows:

                                    R            1
                                  -----        -----
         Additional amount = P  x (1-r) - R  x  360

where

P        =        the principal amount of such Loan outstanding on such date;

R LIBOR applicable to such Loan for such date (expressed as a decimal); and

r        =        the stated rate (expressed as a decimal) at which such
                  reserve requirements are imposed on the Bank as determined by the Bank.

This provision is for the benefit of the Bank and is not intended to increase the expected yield to the Bank above the rates of interest provided for in this Agreement.

         7.3 LIMITATIONS OF REQUESTS AND ELECTIONS. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Loan pursuant to Section 4.1 hereof, or a request for a continuation of a Eurodollar Loan as a Eurodollar Loan pursuant to Section 4.4 hereof, or conversion of a Domestic Loan to a Eurodollar Loan pursuant to Section 4.4 hereof, (i) deposits in Dollars for periods comparable to the Interest Period elected by the Borrower are not available to the Bank in the London interbank market, or (ii) it is otherwise impossible for any reason to determine LIBOR, or
(iii) LIBOR will not adequately and fairly reflect the cost to the Bank of making or maintaining the related Eurodollar Loan, or (iv) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for the Bank (x) to make the relevant Eurodollar Loan or (y) to continue such Loan as a Eurodollar Loan or (z) to convert a Loan to a Eurodollar Loan, then the Borrower shall not be entitled, so long as such circumstances continue, to request or receive a Eurodollar Loan pursuant to Section 4.1 hereof or a continuation of or conversion to such Loans pursuant to Section 4.4 hereof. In the event that such circumstances no longer exist, the Bank shall again consider requests for Eurodollar Loans pursuant to Section 4.1 hereof, and requests for continuations of and conversions to such Loans pursuant to Section 4.4 hereof.

         7.4 ILLEGALITY AND IMPOSSIBILITY. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for the Bank to maintain any Loan under this Agreement, the Borrower shall upon receipt of notice thereof from the Bank, repay in full the then outstanding principal amount of all Loans made by the Bank so affected together with all accrued interest thereon to the date of payment and all amounts due to the Bank under Sections 4 and 7.5 hereof, (i) on the last day of the then current Interest Period, if any, applicable to such Loan if the Bank may lawfully continue to maintain such Loan to such day, or
(ii) immediately if the Bank may not continue to maintain such Loan to such day. This provision is for the benefit of the Bank and is not intended to increase the yield to the Bank above the rates of interest provided for in this Agreement.

         7.5 INDEMNIFICATION. If the Borrower makes any payment of principal with respect to any Loan on any other date than the last day of an Interest Period applicable thereto (whether pursuant to Sections 4.5, 7.4 or 13.2 hereof or otherwise), or if the Borrower fails to borrow, continue or convert any Loan after notice has been given to the Bank in accordance with Section 4.1 or 4.4 hereof, or fails to make any payment of principal or interest in respect of a Loan when due, or fails to make any prepayment after notice of intention to prepay has been given to the Bank, the Borrower shall reimburse the Bank on demand for any resulting loss or expense incurred by the Bank, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties. A detailed statement as to the amount of such loss or expense, prepared in good faith and submitted by the Bank to the Borrower shall be conclusive and binding for all purposes absent manifest error in computation.

         7.6 SURVIVAL OF OBLIGATIONS. The provisions of this Section 7 shall survive the termination of the Commitment and the payment in full of the Note outstanding pursuant to this Agreement.


SECTION 8.  AFFIRMATIVE COVENANTS.

         For as long as the Bank is obligated to lend hereunder and until payment in full of the Note and interest thereon, the Borrower covenants that, unless the Bank shall otherwise consent in writing, it will and will cause each Subsidiary, except, as to a Subsidiary, in the case of Sections 8.1, 8.2, 8.9,
8.10 and 8.13 hereof, to:

         8.1 FINANCIAL STATEMENTS. Furnish the Bank a copy of the report of the certified audit of the Borrower and its Subsidiaries for each fiscal year prepared by a certified public accountant of recognized standing and a balance sheet and related statements of income and retained earnings and cash flow of the Borrower and of the Subsidiaries as of the end of and for each quarter certified as to fairness of presentation by an officer of the Borrower and/or the respective Subsidiaries. All financial statements will be consolidated financial statements, will be prepared in accordance with generally accepted accounting principles, and will be in a form satisfactory to the Bank. The annual audits and quarterly statements shall be in the format required for filing with the Securities and Exchange Commission. The engagement of the certified public accountant will require the reporting of any and all Defaults and Events of Default as of the last day of the fiscal year of the Borrower which have come to the attention of such accountant or that no Defaults or Events of Default have come to its attention as of such date. Quarterly financial statements will be accompanied by an officer's compliance certificate, in the form attached hereto as EXHIBIT D, which shall also indicate whether a Default or Event of Default has occurred and, if so, stating the facts with respect thereto and whether the same has been cured prior to the date of such certificate. In the event that any certificate furnished under this paragraph shall state that a Default or Event of Default has occurred and is continuing, such certificate shall be accompanied by a statement executed by the chief financial officer of the Borrower as to the action taken and proposed to be taken by the Borrower to cure such Default or Event of Default. Such annual and quarterly statements shall, be delivered to the Bank within 120 days and 60 days, respectively, after the close of the fiscal period.

         The Borrower will also furnish the Bank promptly after sending or filing thereof, copies of all financial statements and reports which it sends to its stockholders and copies of all regular and periodic reports and registration statements which it files with the Securities and Exchange Commission. The Borrower will furnish the Bank within a reasonable period of time such additional information and financial statements as the Bank may from time to time request.

         The Borrower will furnish to the Bank within 25 days of the end of each fiscal month a certificate in the form of EXHIBIT E signed by its chief financial officer setting forth the calculation of the Borrowing Base as of the end of such month.

         8.2 OUT OF POCKET EXPENSES. Pay all out-of-pocket expenses of the Bank arising in connection with the transactions contemplated by this Agreement, whether or not consummated, including the reasonable fees and expenses of the Bank's counsel for services rendered in connection with the transaction contemplated hereby including the preparation of this Agreement and related documents, and any amendments or modifications thereto.

         8.3 COMPLIANCE WITH STATUTES; PAYMENT OF TAXES. Comply with all valid and applicable statutes and governmental regulations and pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations, which, if unpaid might become a lien against the property of the Borrower or any subsidiary, except liabilities being contested in good faith by appropriate proceedings and against which the Borrower or applicable Subsidiary has set up adequate reserves in conformity with GAAP.

         8.4 INSURANCE. Maintain insurance in such amounts as is customarily maintained by companies of the same relative size in the same or similar businesses.

         8.5 CORPORATE EXISTENCE. Maintain its corporate existence in good standing and comply with all valid and applicable statutes, rules and regulations, and maintain its properties in good operating condition, except a Subsidiary may be merged into the Borrower or consolidated with another Subsidiary.

         8.6 ERISA. The Borrower and its Subsidiaries shall with respect to any employee benefit plan under ERISA in effect now or in the future:

                  (a) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in Sections 302 through 305 of ERISA with respect to such plan,

                  (b) if requested by the Bank, promptly, after the filing thereof, furnish to the Bank copies of each annual report required to be filed pursuant to Section 103 of ERISA in connection with such plan for the plan year most recently ended, including any certified financial statements or actuarial statements required pursuant to said
         Section 103,

                  (c) notify the Bank immediately of any fact, including, but not limited to, any "Reportable Event," as that term is defined in
         Section 4043 of ERISA, arising in connection with such plan which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation, or any successor thereto, or for the appointment by the appropriate United States District Court of a trustee to administer such plan, and

                  (d) notify the Bank of any "Prohibited Transaction" as that term is defined in Section 406 of ERISA for which there is no exemption under Section 408 of ERISA.

         8.7 BOOKS AND RECORDS. Maintain books and records in which full and correct entries will be made of all its business transactions.

         8.8 INSPECTION OF BOOKS AND RECORDS. Permit the Bank upon its reasonable request to inspect the books and records of the Borrower, to make copies and abstracts thereof and to discuss the affairs of the Borrower with the Borrower's officers.

         8.9 NOTIFICATION BY BORROWER. Give the Bank prompt written notice of:

                  (a) the occurrence of any Default or Event of Default or any event or condition which, with notice or lapse of time, or both, would constitute an Event of Default, and

                  (b) any development in the business or affairs of the Borrower or any of its Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Borrower to result in a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Borrower or any of its Subsidiaries.

         8.10 AMENDMENTS TO METROPOLITAN AGREEMENT. Furnish the Bank promptly with a copy of every amendment of the Metropolitan Agreement.

         8.11 NOTICE OF CLAIMS. Give the Bank prompt written notice of any claim in excess of $1,000,000, or in which no monetary amount is specified, that is asserted against the Borrower or any of its Subsidiaries in any litigation to which the Borrower or such Subsidiary is a party.

         8.12 RESTRICTION ON CONSOLIDATED ASSETS. Maintain seventy-five percent (75%) of consolidated tangible assets, excluding intercompany assets which are eliminated when consolidated in accordance with GAAP, under the ownership of and in the name of the Borrower. In the event the Borrower fails to maintain seventy-five percent (75%) of its consolidated tangible assets under its ownership or in its own name, then the Borrower, within a reasonable time thereafter, shall make all significant Subsidiaries, as determined in a commercially reasonable manner by the Bank, obligors on all indebtedness owing to the Bank under this Agreement, either by assumption of such indebtedness as a co-maker with Borrower or by the guaranty of such indebtedness, as the Borrower may elect.

         8.13 RESTING OF LOAN. So long as the Commitment is outstanding, the Borrower shall reduce the principal balance of the Loan to zero and maintain the same at zero for a period of not less than fifteen (15) days in calendar year 2003 and for a period of not less than thirty (30) days in each year thereafter.


SECTION 9.  NEGATIVE-COVENANTS.

         For as long, as the Bank is obligated to lend hereunder and until payment in full of the Note and interest thereon, the Borrower covenants that it will not, without the prior written consent of the Bank:

         9.1 LIMITATIONS ON DEBT. Directly or indirectly create, incur, assume or otherwise become or remain liable with respect to any Debt or any Guaranties except:

                  9.1.1    the Loans;

                  9.1.2    Debt existing on the date hereof listed on
                           SCHEDULE 9.1 attached hereto, including extensions and refinancings of such Debt;

                  9.1.3    Debt secured by Liens permitted pursuant to Section
                           9.5;

                  9.1.4 secured or unsecured purchase money Debt (including Capitalized Leases) to finance the acquisition of fixed assets, if such Debt (a) has a scheduled maturity and is not due on demand, (b) in the aggregate does not exceed the sum of $2,000,000 outstanding at any time, (c) does not exceed the purchase price of the items being purchased, and (d) is not secured by any property or assets other than the item or items being purchased;

                  9.1.5 foreign currency agreements in an aggregate notional amount not to exceed $3,000,000 (after netting contracts to buy and sell the same national currency on the same date);

                  9.1.6 interest rate contracts protecting the Borrower against risks of interest rate fluctuation; and

                  9.1.7 commercial letters of credit in an aggregate amount outstanding at any one time not exceeding $4,000,000.


          9.2 MAINTENANCE OF CONSOLIDATED TANGIBLE NET WORTH. Permit Consolidated Tangible Net Worth to be less than (i) $35,000,000 as of March 29, 2003, (ii) $31,000,000 as of June 28,

2003, (iii) $35,000,000 as of September 27, 2003, and (iv) $42,500,000 as of
January 3, 2004, (v) $38,000,000 as of April 3, 2004, (vi) $34,000,000 as of
July 3, 2004, (vii) $37,500,000 as of October 2, 2004, (viii) $45,500,000 as of
January 1, 2005, (ix) $40,500,000 as of April 2, 2005, (x) $36,500,000 as of
July 2, 2005, (xi) $40,000,000 as of October 1, 2005, and (xii) $49,000,000 as
of December 31, 2005.

         9.3 RESTRICTED PAYMENTS. Except as described in SCHEDULE 9.3 attached hereto, declare or pay any dividends (other than dividends payable in capital stock of the Borrower) on any shares of any class of its capital stock or apply any of its property or assets to the purchase, redemption or other retirement of, or make any other distribution, by reduction of capital or otherwise, in respect of, or permit any Subsidiary to purchase, any shares of any class of stock of the Borrower (herein, collectively, "Restricted Payments"); provided, however, that the Borrower may perform its obligations under option agreements to the extent that the consideration paid does not exceed $500,000 in any one fiscal year.

         9.4 CAPITAL EXPENDITURES. Permit total capital expenditures (including expenditures in respect of capital lease obligations) of the Borrower and its Subsidiaries in any one fiscal year to exceed $3,500,000.

         9.5 LIENS. Permit, and will not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Lien on any property, whether owned as of the date of this Agreement or thereafter acquired, except:

                  9.5.1 Liens on property of the Borrower or a Subsidiary existing on the date of this Agreement identified on SCHEDULE 2.4 attached hereto;

                  9.5.2 Liens, pledges or deposits made or incurred by the Borrower or a Subsidiary in connection with worker's compensation, social security or unemployment insurance or to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business and not in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

                  9.5.3 Liens incurred by the Borrower or a Subsidiary for taxes, assessments or governmental charges or levies to the extent permitted to remain unpaid by Section 8.3 hereof and materialmen's and warehousemen's Liens securing obligations not overdue, or if overdue, being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves are established in accordance with GAAP;

                  9.5.4 attachment, judgment and other similar Liens arising in connection with judicial proceedings, PROVIDED that the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings in such manner that the property subject to such Lien is not subject to forfeiture or sale and PROVIDED FURTHER that adequate reserves are established in accordance with GAAP;

                  9.5.5 encumbrances in the nature of zoning restrictions, easements, restrictions of record on the use of real property, and landlords' and lessors' Liens, in each case arising or existing in the ordinary course of business of the Borrower or a Subsidiary and which do not materially impair the Borrower's or a Subsidiary's use of the property subject thereto; and

                  9.5.6 Liens in connection with purchase money Debt permitted pursuant to Section 9.1.4.

         Any Person which becomes a Subsidiary shall be deemed to have incurred, at the time it becomes a Subsidiary, any Lien of such Person existing immediately after it becomes a Subsidiary.

         9.6 RESTRICTIONS ON SUBSIDIARIES. Permit any Subsidiary to:

                  9.6.1 issue or dispose of any shares of its capital stock to any Person other than the Borrower or a Subsidiary, except to the extent, if any, required to qualify directors under any applicable law or required to be issued to other stockholders of such Subsidiary by virtue of their exercise of preemptive rights or as their PRO RATA share of any stock dividend; or

                  9.6.2 except as permitted by the proviso in Section 9.9 hereof, sell, assign, transfer, dispose of or in any way part with control of any share of capital stock, of any other Subsidiary owned by it, or any Debt owing to it from another Subsidiary, except in either case to the Borrower or a Subsidiary; or

                  9.6.3 except for (a) Debt of Subsidiaries owing to Borrower or another Subsidiary; (b) Guaranties of Debt of the Borrower permitted under Section 9.1; (c) Debt of a Subsidiary of the type described in Sections 9.1.2 and 9.1.3; (d) Guaranties of a Subsidiary of the Debt of another Subsidiary of the type described in Sections 9.1.2 or 9.1.3; or
         (e) Debt described in SCHEDULE 9.6, directly or indirectly create, incur, assume or otherwise become or remain liable with respect to any Debt or any Guaranties. Any corporation which becomes a Subsidiary shall be deemed to have incurred, at the time it becomes a Subsidiary, any Debt of such corporation existing immediately after it becomes a Subsidiary.


         9.7 DISPOSITION OF ASSETS. Permit, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of all or any substantial part of its properties and assets, or consolidate with or merge into any other Person, or permit another Person to merge into it, except that:

                  9.7.1 any Subsidiary may permit any corporation to merge into such Subsidiary, or may consolidate with or merge into, or sell, lease or otherwise dispose of its assets as an entirety or substantially as an entirety to the Borrower, a Subsidiary or any corporation which thereupon becomes a Subsidiary, PROVIDED that immediately after the consummation of any such transaction and after giving effect thereto,
         (A) the Borrower and each Subsidiary shall be in compliance with the provisions of Section 9.1 and 9.6.3 hereof, and (B) no Default or Event of Default shall exist;

                  9.7.2 the Borrower or any Subsidiary may sell or otherwise dispose of any of its assets in the ordinary course of its business; and

                  9.7.3 in addition to transactions permitted by Sections 9.7.1 and 9.7.2 above, the Borrower or any Subsidiary may sell or otherwise dispose of any of its assets (including shares of stock and Debt of Subsidiaries) at the fair market value thereof (as determined in good faith by the Board of Directors of the Borrower) if the aggregate net proceeds received by the Borrower and its Subsidiaries from all such sales and all other sales and dispositions during the twelve (12) consecutive calendar months immediately preceding any such sale or other disposition shall not exceed 15% of Consolidated Net Tangible Assets as of the end of the fiscal year of the Borrower immediately preceding such sale or disposition.

         9.8 TRANSACTIONS WITH AFFILIATES. Permit, and will not permit any Subsidiary to, engage in any material transaction with an Affiliate on terms more favorable to such Affiliate than would have been obtainable in arm's length dealing in the ordinary course of business with a Person not an Affiliate.

         9.9 RESTRICTIONS ON BORROWER. The Borrower will not:

                  9.9.1 sell, assign, transfer, dispose of, or in any way part with control of, any share of capital stock of any Subsidiary except
         (A) to the extent, if any, required to qualify directors of such Subsidiary under any applicable law, or (B) to any Subsidiary; or

                  9.9.2 sell, assign, transfer, dispose of, or in any way part with control of, any Debt owing from any Subsidiary to the Borrower except to any Subsidiary;

PROVIDED, HOWEVER, that all shares of capital stock of all classes, together with all Debt, of any Subsidiary owned by the Borrower and/or its other Subsidiaries may be sold for the fair market value thereof (as determined in good faith by the Board of Directors of the Borrower), as an entirety, if the Subsidiary whose shares of capital stock and Debt are so sold does not own any shares of capital stock or Debt of any other Subsidiary not being simultaneously disposed of as permitted by this proviso and if such sale is permitted by
Section 9.7.3 hereof.

         9.10 PERMITTED INVESTMENTS. Permit, and will not permit any Subsidiary to, make any Investment other than Permitted Investments.

         9.11 LIMITATION ON RESTRICTIVE COVENANTS. Except for the covenants in the Metropolitan Agreement as existing on the date of this Agreement, incur, or suffer to exist, any Funded Debt or Current Debt with covenants more restrictive than the covenants contained herein. In the event the Borrower does enter into any Current Debt or Funded Debt with covenants more restrictive than the covenants contained herein (the "Restricted Debt") then the more restrictive covenants shall automatically and immediately be incorporated herein without further action or amendment to this Agreement. Once the Restricted Debt has been paid in full and all documents in connection therewith terminated, the covenants in this Agreement shall automatically and immediately revert back to the covenants which existed on the date of this Agreement, or as subsequently modified by agreement of the Borrower and the Bank, without further action or amendment to this Agreement.

         9.12 LOAN, ADVANCES AND PURCHASES OF STOCK. Make or permit to remain outstanding or permit any Subsidiary to make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any person or entity (other than any stock, obligations or securities of, or any other interest in, the Borrower), PROVIDED that this Section 9.12 shall not prohibit or restrict the Borrower's ability to own, purchase or acquire any stock, obligations or securities of, or any other interest in, any Subsidiary if otherwise permitted under the terms of this Agreement, and PROVIDED FURTHER that if otherwise permitted under the terms of this Agreement the Borrower or any Subsidiary may:

                  9.12.1 own, purchase or acquire stock, obligations or securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary; and

                  9.12.2 acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary.

         9.13 EBITDA. Permit Consolidated Net Income PLUS Consolidated Net Interest Expense, consolidated taxes, consolidated amortization and consolidated depreciation ("EBITDA") to be less than the following amounts at the end of each of the following periods:

                           PERIODS                            EBITDA
                           -------                            ------

         Quarter ending March 29, 2003               ($6,500,000)

         Two quarters ending June 28, 2003           ($10,000,000)
         Three quarters ending September 27, 2003    ($5,000,000)
         Four quarters ending January 3, 2004         $5,000,000

Effective for the quarter beginning January 4, 2004, there shall be no minimum EBITDA requirement.

         9.14 INTEREST COVERAGE. Permit the ratio of Consolidated Net Income PLUS Consolidated Net Interest Expense and consolidated taxes ("EBIT") to interest expense at the end of any fiscal quarter ending on or after January 3, 2004, for the four quarter period then ending, to be less than 2.0 to 1.0.

         9.15 CASH FLOW LEVERAGE. Effective beginning on January 3, 2004, permit the ratio of average Funded Debt for the previous four quarters to EBITDA for the same period to be more than the following at the end of any fiscal quarter:

                           PERIODS                                  RATIO
                           -------                                  -----

As of January 3, 2004, for the four quarters then ending         2.5 to 1.0

For quarters ending in fiscal year 2004                          2.25 to 1.0

For quarters ending in fiscal year 2005 and thereafter           2.0 to 1.0


SECTION 10.  FURTHER ASSURANCE.

         The Borrower shall furnish at the reasonable request of the Bank opinions of legal counsel and certificates of its officers satisfactory to the Bank regarding matters incident to this Agreement. The Borrower agrees to provide such other documents and information and to take such further action as the Bank may reasonably require in connection with the execution and delivery of this Agreement and the Borrower's performance hereunder.


SECTION 11.  TAXES AND STAMPS.

         If in connection with any borrowing hereunder any documentary or recording tax should be assessed or the affixing, of any stamps be required by state or federal governments, the Borrower will pay the tax and the cost of the stamps.


SECTION 12.  [INTENTIONALLY OMITTED]

SECTION 13.  DEFAULT.

         13.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events will constitute an Event of Default:

                  13.1.1 Default shall be made in the due and punctual payment of any principal of any Note when and as the same shall become due and payable, whether at maturity or by acceleration or otherwise;

                  13.1.2 Default shall be made in the due and punctual payment of any installment of interest on any Note or Commitment Fees or other amounts hereunder, when and as such payments shall become due and payable, and such default shall have continued for a period of 10 days;

                  13.1.3 Default shall be made in the performance or observance of any covenants, agreements or conditions contained in this Agreement, the Security Agreement or the Note, other than as set forth in Sections
         13.1.1 and 13.1.2 hereof and such default shall have continued for a period of 30 days after any officer of the Borrower becomes aware thereof;

                  13.1.4 Default shall occur with respect to any indebtedness of the Borrower or any Subsidiary (other than the Note) for borrowed money, including, but not limited to, failure to pay when due any payments required pursuant to such indebtedness, or any other default shall occur with respect to such indebtedness, and such other default shall continue for more than any applicable grace period and the effect of such other default is to cause such indebtedness to remain unpaid or to cause or permit the obligee to cause such indebtedness to become immediately due;

                  13.1.5 The Borrower or any of its Subsidiaries shall (A) admit in writing its inability to pay its debts or be unable to pay its debts generally as they become due, (B) file a petition in bankruptcy or a petition to take advantage of any insolvency act, (C) make an assignment for the benefit of its creditors, (D) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, (E) file a petition or answer seeking reorganization, arrangement or winding-up under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof or any other country or jurisdiction, (F) have a petition in bankruptcy filed against it and such petition shall remain undismissed for a period of 60 days, or (G) file any answer admitting or not contesting the material allegations of a petition filed against the Borrower or any of its Subsidiaries in any such case or proceeding, or the Borrower or any of its Subsidiaries seeks, approves, consents to or acquiesces in any such case or proceeding or in the appointment of any custodian, trustee, receiver, liquidator or fiscal agent of the Borrower or any of its Subsidiaries for all or a substantial part of the properties or assets of the Borrower or any of its Subsidiaries;

                  13.1.6 A court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of the Borrower or the Subsidiary involved, a receiver or custodian of the Borrower or any of its Subsidiaries or of the whole or any substantial part of their properties, or approving a petition filed against the Borrower and/or any Subsidiary seeking reorganization, arrangement or winding-up of the Borrower and/or such Subsidiary under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof or any other country or jurisdiction, and such order, judgment or decree shall not be vacated or set aside or stayed within 15 days from the date of assumption of such custody or control;

                  13.1.7 Under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Borrower or any of its Subsidiaries or of the whole or any substantial part of their respective properties and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control;

                  13.1.8 Final judgment or judgments for the payment of money in the aggregate in excess of $2,000,000 shall be rendered by a court of record against the Borrower and/or any of its Subsidiaries, either individually or some combination thereof, and the Borrower or such Subsidiary or Subsidiaries shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof and within said period of 30 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

                  13.1.9 A representation or warranty by the Borrower in this Agreement or in any financial statement, certificate, report or opinion delivered pursuant to this Agreement proves to have been incorrect in any material respect when made or deemed made or delivered; or

                  13.1.10 (A) either the Borrower or any of its Subsidiaries shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time) involving any pension or profit-sharing plan ("Plan"); (B) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan; (C) a Reportable Event (as defined in ERISA) shall occur with respect to, or proceedings shall commence to have a trustee appointed (or a trustee shall be appointed) to administer, or to terminate, any Single Employer Plan (as defined ERISA), which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of

         ERISA; (D) any Single Employer Plan shall terminate for purposes of Title IV of ERISA; (E) the Borrower or any Subsidiary shall, or is, in the reasonable opinion of any of the Bank, likely to incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan (as defined in ERISA); or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (F) above, such event or conditions, if any, could reasonably be expected to subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial condition of the Borrower.

         13.2.  REMEDIES.

                  13.2.1 Upon the occurrence and during the continuance of any Event of Default, the Bank may by notice to the Borrower terminate the Commitment or declare to be immediately due and payable the outstanding principal of, and accrued interest on, the Note and all other amounts due and payable hereunder, or both, whereupon the Commitment of the Bank shall terminate forthwith or all such amounts shall become immediately due and payable, or both, as the case may be, without further notice or demand, provided that in the case of any event or condition described in Section 13.1.5 or 13.1.6 hereof with respect to the Borrower, the Commitment shall automatically terminate forthwith and all such amounts shall automatically become immediately due and payable without notice or demand. The Borrower hereby expressly waives presentment, notice of dishonor, protest, notice of protest, diligence in bringing suit against any party and all other similar formalities.

                  13.2.2 Upon the occurrence and during the continuance of any Event of Default, the Bank may, in addition to the remedies provided in
         Section 13.2.1 hereof, enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenants or agreements contained in this Agreement or the Note or in aid of the exercise of any power granted in this Agreement or the Note and may enforce the payment of the Note and any of its rights available at law or in equity.

                  13.2.3 Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any requirement for such notice being expressly waived by the Borrower) to set off and apply against any and all of the obligations of the Borrower now or hereafter existing under this Agreement any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower and any property of the Borrower from time to time, in possession of the Bank, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The rights of the Bank under this
         Section 13.2.3 are in addition to other
         rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.


SECTION 14.  MISCELLANEOUS.

         14.1 AMENDMENTS, ETC. This Agreement may be amended from time to time and any provision hereof may be waived by the parties hereto. No such amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         14.2 NOTICES. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder shall be in writing and shall be delivered or sent to the Borrower at 13405 Yarmouth Rd., N.W., Pickerington, Ohio 43147, Attention: Daniel Viren, Chief Financial Officer; and to The Huntington National Bank at 41 South High Street, Columbus, Ohio 43287, Attention: Bud Ward; or to such other address as may be designated by the Borrower or the Bank by notice to the other. All notices shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing.

         14.3 CONDUCT NO WAIVER; REMEDIES CUMULATIVE. No course of dealing on the part of the Bank, nor any delay or failure on the part of the Bank in exercising any rights, powers or privileges hereunder, shall operate as a waiver of such rights, powers or privileges or otherwise prejudice the Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege by the Bank. No right or remedy conferred upon or reserved to the Bank under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to the Bank may be exercised from time to time as often as may be deemed expedient by the Bank.

         14.4 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All terms, covenants, agreements, representations and warranties of the Borrower made herein or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank or on the Bank's behalf, and those covenants and agreements of the Borrower set forth in Section 8 and Section 14.5 hereof shall survive the repayment in full of the Loans and the termination of the Commitment.

         14.5     EXPENSES.

                  14.5.1 The Borrower agrees to pay and save the Bank harmless from liability for the payment of the reasonable fees and expenses of counsel to the Bank in connection with the preparation, execution and delivery of this Agreement and the Note and the consummation of the transactions contemplated hereby, and in connection with any amendments, waivers or consents in connection therewith, and all reasonable costs and expenses of the Bank (including reasonable fees and expenses of counsel) in connection with any Event of Default or the enforcement of this Agreement or any of the Note.

                  14.5.2 The Borrower agrees to pay, and indemnify and hold harmless the Bank from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the use of proceeds of the Loans.

         14.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and shall inure to the benefit of the Bank and the Bank's respective successors and assigns. The Bank may assign its entire interest in this Agreement, its Commitment and the Loans to another financial institution, including, but not limited to, one of the Bank's affiliates. With the prior written consent of the Borrower, which consent shall not be unreasonably withheld, the Bank may sell participations in its Commitment and Loans to any financial institution or institutions, PROVIDED that, prior to a Default or an Event of Default, the Bank retains full power to make all decisions with respect to any waiver relating to this Agreement, and makes any interest rate quotations based on circumstances relating to it and not to any participant. The Borrower shall not, without the prior consent of the Bank, assign its rights or obligations hereunder or, as the case may be, under the Note and the Bank shall not be obligated to make any Loans hereunder to any entity other than the Borrower.

         14.7 ASSIGNMENT TO FEDERAL RESERVE BANKS. The Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the Bank from its obligations hereunder.

         14.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         14.9 GOVERNING LAW, CONSENT TO JURISDICTION AND WAIVER OF IMMUNITY. This Agreement is a contract made under, and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State. The Borrower further agrees that any legal action or proceeding with respect to this Agreement or the Note or the transactions contemplated hereby, may be brought in any court of the State of Ohio, or in the United States courts for the Southern District of Ohio, and the Borrower hereby irrevocably submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person, property and revenues and irrevocably consents to service of process in any such action or proceeding by the mailing thereof by U.S. mail to the Borrower at the Borrower's address set forth in Section 14.2 hereof. To the extent permitted by applicable law, the Borrower hereby waives and agrees not to assert in any such action or proceeding, by way of motion, as a defense or otherwise, any claim that (i) it is not personally subject to the jurisdiction of the aforesaid courts, (ii) except as required by applicable law, its property is exempt or immune from attachment or execution, (iii) any such action or proceeding brought in any one of the aforesaid courts is brought in an inconvenient forum, (iv) the venue of any such action or proceeding brought in any one of the aforesaid courts is improper, or (v) this Agreement or any document contemplated herein or the subject matter hereof or thereof may not be enforced in or by any such Court.

         Nothing in this paragraph shall affect the right of the Bank to serve process in any other manner permitted by law or limit the right of the Bank to bring any such action or proceeding against the Borrower or to obtain execution on any judgment, in any other jurisdiction or in any other manner permitted by law.

         14.10 WAIVER OF JURY TRIAL. THE BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         14.11 HEADINGS. The headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms and provisions hereof.

         14.12 CONSTRUCTION OF CERTAIN PROVISIONS. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with generally accepted accounting principles. If any provision of this Agreement refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

         14.13 INTEGRATION AND SEVERABILITY. This Agreement embodies the entire agreement and understanding between the Borrower and the Bank, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the provisions of this Agreement or the Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the provisions of this Agreement or the Note in any other jurisdiction.

         14.14 USURY. Notwithstanding any provisions of this Agreement or the Note, in no event shall the amount of interest paid or agreed to be paid by the Borrower exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or the Note at the time performance of such provision shall be due shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, IPSO FACTO, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever the Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied by the Bank to the payment of principal of the Loans outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrower if such principal has been paid in full.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in duplicate originals as of the year and day first above written.

ATTEST:                                R. G. BARRY CORPORATION



         /s/TRAVIS WAHL                By:      /s/ MICHAEL S. KRASNOFF
-----------------------------------        -----------------------------------
                                                 Michael S. Krasnoff
                                                 Vice President



                                       THE HUNTINGTON NATIONAL BANK



         /s/RON COOK                    By:      /s/ BUD WARD
-----------------------------------        -----------------------------------
                                                 Bud Ward
                                                 Senior Vice President








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